Exhibit 99.1

Blue Capital Reinsurance Holdings Reports Fourth Quarter Financial Results and

Declares its First Special Dividend

HAMILTON, Bermuda, February 9, 2015 - Blue Capital Reinsurance Holdings Ltd. (NYSE:BCRH) (the “Company”), a Bermuda holding company that offers collateralized reinsurance in the property catastrophe market and invests in various insurance-linked securities, today reported its financial results for the fourth quarter of 2014.

The Company’s net income and operating income for the quarter was $4.6 million ($0.52 per share). The Company’s fully converted book value per common share (FCBVPS) was $20.62 at December 31, 2014, reflecting a 2.6% increase for the quarter and an 8.7% increase for the year, each inclusive of any dividends declared in such periods.

The table below illustrates the components of the Company’s fourth quarter and full year 2014 results:

	Amount in	Impact per share
Three Month Period ended December 31, 2014	millions	Earnings	FCBVPS

Net income	$4.6	$0.52	$0.53

Common dividends declared	—		—

Net change in book value (shareholders’ equity)	$4.6		$0.53
Increase for the period	2.6%

	Amount in	Impact per share
Twelve Month Period ended December 31, 2014	millions	Earnings	FCBVPS

Net income	$15.1	$1.72	$1.72

Common dividends declared	(7.9)		(0.90)

Net change in book value (shareholders’ equity)	$7.2		$0.82
Increase for the period, including dividends	8.7%

Loss and loss adjustment expenses for the quarter were $3.6 million, the majority of which resulted from an aggregation of U.S. weather events.

Acquisition costs were $2.1 million for the quarter, which included $0.4 million of accrued profit commissions.

General and administration expenses were $1.1 million, which consisted of management fees of $0.7 million, public company expenses of $0.3 million and administrative fees of $0.1 million.

As of December 31, 2014, the Company had $8.0 million of outstanding borrowings under its $20 million revolving credit facility.  Half of these outstanding borrowings ($4.0 million) were repaid in January 2015 and the remainder is expected to be repaid in April 2015.

In addition, the Company’s Board of Directors has declared a special dividend of $0.66 per common share, which is payable on March 13, 2015 to all shareholders of record as of February 27, 2015. This special dividend, coupled with the regular dividends declared during each of the first three quarters of 2014, represents 90.4% of the Company’s “Distributable Income” with respect to 2014. Distributable Income, a non-GAAP measure, has been defined within the Company’s dividend policy to be its net income plus (minus) non-cash expenses (revenues) recorded in net income for the period.

William Pollett, President and CEO, commented: “We are pleased to have successfully concluded our first full year of operations generating a total return for our shareholders, as measured by growth in book value per share plus dividends, of 8.7%. We declared $1.56 of dividends for the full year, representing a dividend yield of 7.8% on the original IPO price of $20. This return was achieved by generating a combined ratio of 66.7%, a solid result by any standards.”

Additional information can be found in the Company’s public filings with the Securities and Exchange Commission and at www.bcapre.bm.

Blue Capital Management Ltd., which serves as the Company’s investment and reinsurance manager, is a wholly-owned subsidiary of Montpelier Re Holdings Ltd. (NYSE: MRH, “Montpelier”), a leading global provider of property catastrophe and short tail reinsurance solutions with over $3.6 billion of assets. Through this relationship, the Company benefits from Montpelier’s industry leading proprietary reinsurance modelling tools, underwriting expertise and broker/client relationships. The Company was formed on June 24, 2013 and began trading on the New York Stock Exchange on November 6, 2013.

Contacts:

Investors:

Laura Newhook, 1-441-278-5067

Media:

Ruth Pachman, 1-212-521-4891

Kekst and Company

or

General Inquiries, 441-278-5004

Source: Blue Capital Reinsurance Holdings Ltd.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the United States (the “U.S.”) federal securities laws, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not historical facts, including statements about our beliefs and expectations. These statements are based upon current plans, estimates and projections. Forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and various risk factors, many of which are outside our control. See Item 1A “Risk Factors” contained in the Company’s 2013 Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission, for specific important factors that could cause actual results to differ materially from those contained in forward looking statements. You can identify forward-looking statements in this earnings release by the use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.” These forward-looking statements include, among others, statements relating to our future financial performance, our business prospects and strategy, our dividend policy and expected dividend payout, anticipated financial position, liquidity and capital needs and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements included in this earnings release as a result of various factors, including, among others:

•  the fact that we have limited operating history;

•  the possibility of severe or unanticipated losses from natural and man-made catastrophes, including those that may result from changes in climate conditions, including global temperatures and expected sea levels;

•  the effectiveness of our loss limitation methods;

•  our dependence on our Chief Executive Officer, our Chief Financial Officer and our service providers;

•  our ability to effectively execute our business plan and any new ventures that we may enter into;

•  continued acceptance of our business strategy, security and financial condition by regulators, brokers and insureds;

•  failure by any service provider to carry out its obligations to us in accordance with the terms of its appointment;

•  conflicts of interest that could result from our relationships and potential overlaps in business with related parties, including Montpelier Re Holdings Ltd. and its subsidiaries;

•  the cyclical nature of the property catastrophe insurance and reinsurance industry;

•  the availability of capital and financing, including our ability to raise more equity capital and our ability to release capital from existing obligations to redeploy annually;

•  the levels of new and renewal business achieved;

•  the availability of opportunities to increase writings within our property and catastrophe lines of business and our ability to capitalize on those opportunities;

•  the inherent uncertainty of our risk management process, which is subject to, among other things, industry loss estimates and estimates generated by modeling techniques;

•  the accuracy of those estimates and judgments used in the preparation of our financial statements, including those related to revenue recognition, insurance and other reserves, reinsurance recoverables, asset valuations, contingencies and litigation which, for a newer reinsurance company like us, are even more difficult to make than those made in a mature company because of our limited operating history;

•  the inherent uncertainties in establishing loss and loss adjustment expense reserves and unanticipated adjustments to premium estimates;

•  changes in the availability, cost or quality of reinsurance or retrocessional coverage;

•  general economic and market conditions, including inflation, volatility in the credit and capital markets and conditions specific to the insurance and reinsurance markets in which we operate;

•  changes in and the impact of governmental legislation or regulation, including changes in tax laws in the jurisdictions where we conduct business;

•  statutory or regulatory developments, including those involving tax policy, reinsurance and other regulatory matters such as the adoption of proposed legislation that would affect Bermuda-headquartered companies or Bermuda-based insurers or reinsurers;

•  potential treatment of us as an investment company or a passive foreign investment company for purposes of U.S. securities laws or U.S. federal taxation, respectively;

•  the amount and timing of any reinsurance recoveries;

•  the overall level of competition, and the related supply and demand dynamics in our markets relating to growing capital levels in our industry;

•  declining demand due to increased retentions by cedants and other factors;

•  acts of terrorism, political unrest, outbreak of war and other hostilities or other non-forecasted and unpredictable events;

•  unexpected developments concerning the small number of insurance and reinsurance brokers upon whom we rely for a large portion of revenues;

•  operational risks, including the risk of fraud and any errors and omissions, as well as technology breaches or failures;

•  our dependence as a holding company upon dividends or distributions from our operating subsidiaries; and

•  changes in accounting principles or the application of such principles by regulators.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.

CONSOLIDATED BALANCE SHEETS

(In millions of U.S. dollars, except share and per share amounts)

Unaudited

	December 31,
	2014	2013
Assets
Cash and cash equivalents	$1.1	$173.8
Cash and cash equivalents pledged as collateral	10.4	—
Reinsurance premiums receivable	5.9	—
Deferred reinsurance acquisition costs	0.1	—
Funds held by reinsured companies as collateral	183.6	—
Other assets	0.2	1.7

Total Assets	$201.3	$175.5

Liabilities
Loss and loss adjustment expense reserves	$7.9	$—
Unearned reinsurance premiums	1.1	—
Debt	8.0	—
Reinsurance balances payable	2.8	—
Accounts payable and accrued expenses	1.0	0.7
Other liabilities	—	1.5

Total Liabilities	20.8	2.2

Shareholders’ Equity
Common Shares and additional paid-in capital	174.0	174.0
Retained earnings (deficit)	6.5	(0.7)

Total Shareholders’ Equity	180.5	173.3

Total Liabilities and Shareholders’ Equity	$201.3	$175.5

Common shares outstanding (000s)	8,750	8,750
Common and common equivalent shares outstanding (000s)	8,757	8,750

BLUE CAPITAL REINSURANCE HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In millions of U.S. dollars, except per share amounts)

Unaudited

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013 (1)
Revenues
Reinsurance premiums written	$6.0	$—	$45.0	$—
Change in net unearned reinsurance premiums	5.2	—	(1.1)	—

Net reinsurance premiums earned	11.2	—	43.9	—
Net income from derivative instruments	0.3	—	0.7	—

Total revenues	11.5	—	44.6	—

Expenses
Underwriting expenses:
Loss and loss adjustment expenses	3.6	—	17.1	—
Reinsurance acquisition costs	2.1	—	7.7	—
General and administrative expenses	1.1	0.7	4.5	0.7
Non-underwriting expenses:
Interest and financing expenses	0.1	—	0.2	—

Total expenses	6.9	0.7	29.5	0.7

Net income and comprehensive income	$4.6	$(0.7)	$15.1	$(0.7)

Per share data:
Basic and diluted earnings per Common Share	$0.52	$(0.15)	$1.72	$(0.31)
Dividends declared per Common Share (2)	—	—	0.90	—

Insurance ratios:
Loss and loss adjustment expense ratio	32.6%	—%	39.0%	—%
Acquisition cost ratio	19.2%	—%	17.5%	—%
General and administrative expense ratio	9.8%	—%	10.2%	—%
Combined ratio	61.6%	—%	66.7%	—%

(1)         Represents the interim period from June 24, 2013 (the date of the Company’s formation) to December 31, 2013

(2)         The Company intends to distribute a minimum of 90% of its “Distributable Income” with respect to 2014 through the regular quarterly dividends that were declared and paid during each of the first three quarters of 2014, followed by a fourth “special” dividend of $0.66 per common share which was announced on February 9, 2015.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(In millions of U.S. dollars)

Unaudited

	Total	Common	Additional
	shareholders’	Shares, at	paid-in	Retained
	equity	par value	capital	earnings

Opening balances at January 1, 2014	$173.3	$8.8	$165.2	$(0.7)

Net income	15.1	—	—	15.1
Dividends declared on Common Shares	(7.9)	—	—	(7.9)

Ending balances at December 31, 2014	$180.5	$8.8	$165.2	$6.5

	Total	Common	Additional	Retained
	shareholders’	Shares, at	paid-in	earnings
	equity	par value	capital	(deficit)
Opening balances at June 24, 2013	$—	$—	$—	$—

Net loss	(0.7)	—	—	(0.7)
Issuances of Common Shares:
In connection with the Company’s initial capitalization	1.0	—	1.0	—
In connection with the IPO	125.0	6.3	118.7	—
In connection with the Private Placement	50.0	2.5	47.5	—
Common Share issuance costs	(7.2)	—	(7.2)	—
Reimbursement of certain Common Share issuance costs	6.2	—	6.2	—
Repurchase of Common Shares	(1.0)	—	(1.0)	—

Ending balances at December 31, 2013	$173.3	$8.8	$165.2	$(0.7)

BOOK VALUE AND FULLY CONVERTED BOOK VALUE PER COMMON SHARE (1)

Unaudited

	Dec. 31,	Sept. 30,	Dec. 31,
	2014	2014	2013

Book value per share numerator (in millions of U.S. dollars):

[A] Shareholders’ Equity (in millions of U.S. dollars)	$180.5	$175.9	$173.3

Book value per share denominators (in thousands of shares):

[B] Common Shares outstanding	8,750	8,750	8,750
Restricted Share Units outstanding	7	7	—
[C] Fully converted book value per common share denominator	8,757	8,757	8,750

Book value per common share [A]/[B]	$20.63	$20.11	$19.80
Fully converted book value per common share [A]/[C]	$20.62	$20.09	$19.80

Change in fully converted book value per common share: (2)

From September 30, 2014	2.6%
From December 31, 2013	8.7%

(1)         These measures constitute “non-GAAP financial measures” as defined in Regulation G and as further described herein.

(2)         Computed as the change in fully converted book value per common share after taking into account common dividends declared of zero and $0.90 during the three and twelve month periods ended December 31, 2014, respectively.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.

Natural Catastrophe Risk Management

The following discussion should be read in conjunction with the “Risk Factors” contained in Item 1A of the Company’s 2013 Form 10-K, as filed with the Securities and Exchange Commission, in particular the risk factor entitled “Our stated catastrophe and enterprise-wide risk management exposures are based on estimates and judgments which are subject to significant uncertainties.”

Exposure Management

The Company’s Investment and Insurance Manager (the “Manager”) monitors our net exposure to any one catastrophe loss event in any single zone within certain broadly defined major catastrophe zones. Our January 1, 2015 projected net exposures by zone were in compliance with our underwriting guidelines. Namely, our projected net exposure to any one zone was below 50% of our shareholders’ equity at December 31, 2014. These broadly defined major catastrophe zones are defined as follows:

North America:	Europe:	Rest of World:

U.S. - Northeast	Western Central Europe (1)	Australia
U.S. - Mid-Atlantic	Eastern Europe	New Zealand
U.S. - Florida	Southern Europe	Japan
U.S. - Gulf	Northern Europe, Benelux	South America
U.S. - New Madrid	and Scandinavia	Middle East
U.S. - Midwest	U.K. and Ireland
U.S. - California
U.S. - Hawaii
Canada - Eastern
Canada - Western

(1)  Consisting of France, Germany, Switzerland and Austria.

Single Event Losses

For certain defined natural catastrophe region and peril combinations, the Manager assesses the probability and likely magnitude of losses using a combination of industry third-party models, proprietary models and underwriting judgment. The Manager attempts to model the projected net impact from a single event, taking into account contributions from property catastrophe reinsurance (including retrocessional business), property pro-rata reinsurance and event-linked derivative securities, offset by the net benefit of any reinsurance or derivative protections we purchase and the benefit of premiums.

The table that follows details the projected net impact from single event losses as of January 1, 2015 for selected zones at specified return periods using AIR Worldwide Corporation’s Touchstone 2.0 and Catrader 16.0, both of which are industry-recognized third-party vendor models. It is important to note that each catastrophe model contains its own assumptions as to the frequency and severity of loss events, and results may vary significantly from model to model.

Since the Manager utilizes a combination of third-party models, proprietary models and underwriting judgment to project the net impact from single event losses, our internal projections may be higher or lower than those presented in the table below:

Net Impact from Single Event Losses at Specified Return Periods

	Net Impact		Percentage of December 31, 2014
	(Millions)	Return Period (1)	Shareholders’ Equity

U.S. - Florida hurricane	$60	1 in 100 year	33%
Japan earthquake	31	1 in 250 year	17%
U.K. and Ireland windstorm	30	1 in 100 year	17%
All other zones			less than 15%

(1)   A “100-year” return period can also be referred to as the 1.0% occurrence exceedance probability (“OEP”), meaning there is a 1.0% chance in any given year that this level will be exceeded.  A “250-year” return period can also be referred to as the 0.4% OEP, meaning there is a 0.4% chance in any given year that this level will be exceeded.

Our January 1, 2015 single event loss exposures were within our underwriting guidelines. Namely, the projected net impact from any one catastrophe loss event (excluding earthquake) at the 1 in 100 year return period for any one zone did not exceed 35% of our shareholders’ equity at December 31, 2014, and the projected net impact from any one earthquake loss event at the 1 in 250 year return period for any zone did not exceed 35% of our shareholders’ equity at December 31, 2014.

Our single event loss estimates represent snapshots as of January 1, 2015. The composition of our in-force portfolio may change materially at any time due to the acceptance of new policies, losses incurred, the expiration of existing policies and changes in our ceded reinsurance and derivative protections.